Exhibit 99.2
For Immediate Release
Contact:
Michael Muldowney
Chief Operating Officer and Chief Financial Officer
Nextera Enterprises, Inc
(617) 262-0055
NEXTERA ACQUIRES THE ASSETS OF WOODRIDGE LABS
Enters Into New Senior Secured Credit Facilities
     Boston, MA — March 9, 2006 — Nextera Enterprises, Inc. (OTC: NXRA) today announced that it has acquired substantially all the assets and certain liabilities of Woodridge Labs, Inc., a leading independent developer and marketer of branded consumer products that offer simple, effective solutions to personal care needs. The transaction, which was unanimously approved by the Boards of Directors of both companies, closed on March 9, 2006.
     Under the terms of the transaction, W Lab Acquisition Corp. (W Lab), a wholly-owned subsidiary of Nextera, acquired substantially all the assets and certain liabilities of Woodridge Labs for $23.5 million in cash (including the assumption of debt) and approximately 8.4 million shares of Nextera common stock, which represents approximately 20% of the post-transaction outstanding common stock of Nextera. W Lab anticipates changing its name after the transaction to continue to conduct business under the Woodridge Labs name. The seller may also earn up to an additional $2.5 million as part of an earn-out. The earn-out begins once the post-closing 2006 earnings before interest, taxes, depreciation and amortization (EBITDA) of the acquired business reaches approximately $4.2 million and is fully earned at approximately $6.5 million of EBITDA. The acquisition was financed using a combination of Nextera’s existing cash resources and a new $15.0 million senior secured credit facility, $13.0 million of which was drawn at the closing and utilized for the purchase. NewStar Financial, Inc. arranged the facility and serves as Administrative Agent. Nextera’s cash balances currently exceed $3.0 million.
     Headquartered in Van Nuys, California, Woodridge’s products have been historically marketed at retail stores under the following core brands: Vita-K Solution; DermaFreeze365; Bath Lounge; “Psssssst!”; Stoppers-4; Vita-C2; Firminol-10;

TurboShave; and Soylutions Instant. Through its product portfolio, Woodridge offers consumers affordable alternatives to expensive dermatologist treatments, while commanding shelf space at retail stores by offering unique, profitable and high-demand products. Woodridge products can currently be found in over 21,000 retail stores throughout the U.S. and Canada including stores operated by Walgreens, CVS, Rite-Aid, Albertson’s (including Savon pharmacy) and Wal-Mart, among others.
     The senior managers and shareholders of Woodridge Labs, Joe Millin and Scott Weiss, have entered into four-year employment agreements with Nextera and W Lab. Mr. Millin has been named President of Nextera and Chief Executive Officer and President of W Lab. Mr. Weiss will serve as Chief Financial Officer of W Lab. Additionally, Michael P. Muldowney, formerly President of Nextera, has been named Chief Operating Officer of Nextera in addition to his role as Chief Financial Officer of Nextera. Mr. Millin and Mr. Weiss have also been elected to Nextera’s Board of Directors.
     Richard Sandler, Chairman of the Board of Directors of Nextera Enterprises, said, “We are very excited about this transaction and believe that it presents an excellent opportunity for Nextera and its stockholders. Woodridge has a strong track record of growth and profitability that has been achieved through its well-established distribution channel consisting largely of nationwide drug store chains. The Company provides a solid platform for organic growth through both the development of new products and expanded distribution through additional channels. The business also provides opportunities for external growth through expansion into complementary areas of the fragmented personal care market. We are looking forward to working with the talented management team of Joe Millin and Scott Weiss.”
     Joe Millin, Chief Executive Officer and President of W Lab, commented, “We are proud to join forces with Nextera Enterprises. This transaction enables us to join an organization that will enhance further the growth of the business in a seamless transition with no disruption of service to our customers.”
     For the year ended 2005, Woodridge Labs had net sales of $14.7 million and net income of $3.8 million.

     Senior Secured Credit Facilities
     W Lab is the borrower under the new senior secured credit facilities which consist of a five-year $10 million term loan, which was fully drawn at closing, and a four-year $5 million revolving credit facility, of which $3 million was drawn at closing. The new credit facilities are guaranteed by Nextera, W Lab and all of their direct and indirect domestic subsidiaries, excluding certain inactive subsidiaries, and are secured by substantially all present and future personal property and real property of W Lab, Nextera and all of their direct and indirect domestic subsidiaries. Under the terms of the credit facilities, Nextera and W Lab are subject to certain financial and restrictive covenants. Further information with respect to the new credit facilities is contained in the Form 8-K to be filed by Nextera with the SEC on March 10, 2006.
     Outlook and Financial Guidance
     “We believe the underlying trends in the demand for personal care products, in part driven by the aging demographic population in the United States, coupled with new products to be introduced in 2006, position the business well for future growth.” said Michael Muldowney, Chief Operating Officer and Chief Financial Officer of Nextera.
     For fiscal 2006, on a pro forma basis, assuming that the acquisition of the Woodridge business was consummated on January 1, 2006, Nextera anticipates pro forma net income of between $1.9 and $2.3 million and diluted earnings per share (EPS) of between $0.04 and $0.05, before the amortization of the acquired intangible assets of approximately $0.7 million and the acquired inventory step-up charge of approximately $1.5 million based on the estimated market value of the finished goods inventory at the closing of the acquisition. After taking into account the amortization of intangible assets and the one time inventory step-up charge, pro forma EPS is anticipated to be a loss between $0.00 and $0.02 per share.
     The allocation of purchase price in excess of book value for finished goods inventory on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business prior to acquisition. For inventory produced and sold after the asset acquisition date, the related manufacturer’s profit accrues to W Lab. The inventory step-up charge related to the acquisition of the Woodridge business will only impact fiscal 2006 and is estimated to be $0.03 per share for fiscal 2006.
     For fiscal 2006, Nextera will be required to begin expensing stock-based compensation in accordance with Financial Accounting Standards Board Statement No. 123R (123R). For fiscal 2006, Nextera anticipates a $0.2 million impact from the implementation of 123R which has been included in the fiscal year financial outlook.
     The Sage Group, LLC served as Woodridge Labs’ financial advisor.
     About Nextera Enterprises, Inc.
     Nextera Enterprises Inc. owns all of the stock of W Lab, which operates the business acquired from Woodridge Labs. More information can be found at www.nextera.com and www.woodridgelabs.com.
     Notes Regarding Non-GAAP Financial Measures
     The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles (GAAP) in the U.S., as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Securities and Exchange Commission (SEC) Item 10 to Regulation S-K, is a numerical measure of a company’s financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the consolidated balance sheet, consolidated statement of operations or consolidated statement of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. EBITDA is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations of EBITDA to the most directly comparable GAAP financial measure can be found in the section entitled “Reconciliation of Non-GAAP Financial Measures” included toward the end of this release.

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Table 1
(amounts in millions except per share amounts)

	Pro Forma FY	Estimated FY 2006
	2005, as reported	Pro Forma Results
	(1)	(2)
Revenue	$14.7M	$18M - $19M
EBITDA (3)	$2.2M	$1.6M - $2.1M
Net income (loss)	$0.25M	$(0.3)M-$0.1M
Preferred dividends	$(0.3)M	$(0.3)M
Net Income (loss) available to common stockholders	$(0.1)M	$(0.7)M--($0.2)M
Share count	42,337	42,337
Diluted EPS	$0.00	$(0.02)-($0.00)

Net income (loss)	$0.25M	$(0.3)M-$0.1M
Addbacks:
Amortization of intangible assets	$0.7M	$0.7M
Inventory step-up charge	$—	$1.5M
Net income before amortization of intangible assets and inventory step-up charge	$1.0M	$1.9M-$2.3M
Preferred dividends	$(0.3)M	$(0.3)M
Net income (loss) available to common stockholders Income before amortization of intangible assets and inventory step-up charge	$0.7M	$1.6M--$2.0M
Share count	42,828	42,828
Diluted EPS before amortization of intangible assets and inventory step-up charge	$0.02	$0.04-$0.05

(1) Pro forma fiscal year 2005 net income, EBITDA and diluted EPS, includes $0.6 million of pro forma adjustments to remove expenses related to liabilities not acquired and to reflect compensation in accordance with prospective employment agreements. The step-up in inventory is non-recurring and accordingly is not reflected in the pro forma fiscal year 2005 results.
(2) Estimated fiscal year 2006 pro forma results projects the 2006 results as if the acquisition of the assets of Woodridge Labs had been consummated on January 1, 2006 and includes pro forma adjustments to remove expenses related to liabilities not acquired and to reflect compensation in accordance with prospective employment agreements
(3) The EBITDA for Estimated FY 2006 Pro Forma Results includes a $1.5M charge for the step up in inventory (see reconciliation in Table 2).

Reconciliation of Non-GAAP Financial Measures
     Nextera utilizes certain financial measures that are calculated based on industry conventions and are not calculated based on GAAP. Certain of these financial measures are considered non-GAAP financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC.
     Nextera uses EBITDA as a supplemental performance measure because management believes it facilitates comparisons of our operating performance from period to period and comparisons of our operating performance to that of other companies by backing out potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of fixed assets (affecting relative depreciation expenses). While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because EBITDA facilitates internal comparisons of the Company’s historical operating performance, management also uses EBITDA for business planning purposes and in measuring its performance relative to that of the Company’s competitors. Also, the potential earn-out payable to the seller is based on achieving certain adjusted EBITDA targets. EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.
     Some of these limitations include:
•	it does not reflect capital expenditures;

•	although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect cash requirements for such replacements;

•	it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;

•	it does not reflect expenses incurred for the payment of income taxes and other taxes; and

•	other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
     Management understands these limitations and considers EBITDA as a financial measure that supplements but does not replace the information provided to management by our GAAP results.
     The following table reconciles fiscal year 2005 pro forma results and the fiscal year 2006 pro forma projected results from pro forma net income to pro forma EBITDA.
Table 2
Reconciliation of Pro Forma Net Income to Pro Forma EBITDA

Fiscal Year 2006
	Fiscal Year 2005	Pro Forma Projected
	Pro Forma Results	Results
(in millions)
Net Income	$0.3M	$(0.3)M-$0.2M
Addback:
Interest expense	1.0 M	1.0 M
Tax expense	0.2 M	0.15M -- 0.2M
Amortization of acquired intangible	0.7 M	0.7 M
Depreciation	0.04M	0.04M
EBITDA	2.2 M	1.6 M-- 2.1M
Inventory Step-up charge	—	1.5 M
EBITDA without Inventory step-up charge	$2.2M	$3.1M-$3.6M
     Note: Consolidated net income excludes the effects of any non-cash deferred tax expense that may be incurred related to the transaction.
     Forward-Looking Statements
     Except for the historical information contained herein, this news release contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Nextera’s and W Lab’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This news release is based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ include, but are not limited to:
•	retention of our key personnel, particularly Joe Millin and Scott Weiss, and our ability to attract and retain other personnel critical to our business;

•	our ability to develop and introduce new products in a highly competitive marketplace and successfully execute market expansion plans;

•	the impact of competition within our markets, and our ability to compete against companies that are larger and more well-established than we are, with significantly greater resources than us;

•	our reliance on third parties for all of our product manufacturing requirements;

•	the loss of any of our significant customers, as our sales are concentrated among a relatively small number of customers;

•	claims against us for infringement of intellectual property;

•	our ability to repay the indebtedness and comply with the covenants under our senior secured credit facilities; and

•	other factors detailed in the section entitled “Risk Factors” included in our Form 10-Q for the fiscal quarter ended September 30, 2005 and in our other SEC filings.
     All forward-looking statements included in this news release should be considered in the context of these risk factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.
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